EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-33977 of Equity One, Inc. and subsidiaries on Form S-11 of our report dated February 15, 1997 (July 15, 1997 as to Note 10) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 15, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

August 27, 1997








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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-33977 of Equity One, Inc. and subsidiaries on Form S-11 of our report dated July 22, 1997 relating to the statement of revenues and certain expenses of West Lake Plaza Shopping Center for the year ended December 31, 1996 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Miami, Florida

August 27, 1997